                                                                     EXHIBIT 4.8


                   FIRST AMENDMENT TO TRUST AGREEMENT BETWEEN
                     FIDELITY MANAGEMENT TRUST COMPANY AND
                               QUANEX CORPORATION

         THIS FIRST AMENDMENT, dated as of the first day of November, 1999, by and between Fidelity Management Trust Company (the "Trustee") and Quanex Corporation (the "Sponsor").


                                  WITNESSETH:

         WHEREAS, the Trustee and the Sponsor heretofore entered into a Trust Agreement dated February 1, 1999 with regard to the Quanex Corporation Employee Savings Plan, the Quanex Corporation Hourly Bargaining Unit Employees Savings Plan, the Piper Impact 401(k) Plan, the Nichols-Homeshield 401(k) Savings Plan and the Nichols-Homeshield 401(k) Savings Plan for Hourly Davenport Employees (the "Plan"); and

         WHEREAS, the Trustee and the Sponsor now desire to amend said Trust Agreement as provided for in Section 14 thereof;

         NOW THEREFORE, in consideration of the above premises, the Trustee and the Sponsor hereby amend the Trust Agreement by:

         (1) Amending Schedule "G" by adding the following to the Exchange Restrictions for the Quanex Corporation Stock Fund, as follows:

                    Participants who exchange into the Sponsor Stock Fund must wait a minimum of forty-five (45) days prior to exchanging out of the Sponsor Stock Fund.

                    Participants who exchange out of the Sponsor Stock Fund must wait a minimum of forty-five (45) days prior to exchanging back into the Sponsor Stock Fund.

         IN WITNESS WHEREOF, the Trustee and the Sponsor have caused this First Amendment to be executed by their duly authorized officers effective as of the day and year first above written.

QUANEX CORPORATION                          FIDELITY MANAGEMENT TRUST COMPANY


By:                                         By:
    --------------------------------            --------------------------------
                             Date               Vice President           Date